                                              Filed Pursuant to Rule 424(b)(3)
                                                           Reg. No. 333-39453


                    SUPPLEMENT NO. 1 DATED JANUARY 28, 1998
                      TO PROSPECTUS DATED NOVEMBER 6, 1997

                            RURAL/METRO CORPORATION

                              SELLING STOCKHOLDERS

     The following table sets forth updated information regarding certain Selling Stockholders as of January 27, 1998.

                                                                                     NUMBER OF SHARES
                                                  NUMBER OF SHARES                   OF COMMON STOCK
                                                  OF COMMON STOCK                  WHICH MAY BE OFFERED
NAME                                                   OWNED           PERCENT       PURSUANT HERETO
------------------------------------------------  ----------------     -------     --------------------
Louis G. Jekel Family Limited Partnership(1)....       140,838           1.1%             36,825
Security Trust Company, as Trustee for Louis G.
  Jekel Charitable Remainder Trust dated
  3/1/96........................................         3,175             *               3,175

---------------
(1) Includes 62,500 shares of Common Stock issuable upon exercise of stock options held by Louis G. Jekel.